MassRoots Closes $1 Million in Overnight Offering

Denver, CO (November 10, 2015): MassRoots, Inc. (OTCQB: MSRT), one of the largest and fastest growing social networks for cannabis consumers, is pleased to announce it closed $1,019,375 in gross proceeds pursuant to its overnight “best efforts” offering before the market open on November 10, 2015. This is the Company’s 5th successful up-round of financing and takes the total raised by the Company since inception to $4.4 million in gross proceeds.

“We believe that closing $1 million in less than 12 hours without the assistance of an investment bank – one of our largest capital raises to date – speaks to the strength of the MassRoots team. We look forward to continuing to execute on our core and strategic business objectives,” stated MassRoots CEO Isaac Dietrich.

The Company will be providing a comprehensive update and answering shareholder questions on its conference call next Monday, November 16, 2015 at 5:30pm EST. Shareholders may submit questions ahead of time to IR@MassRoots.com.

As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About MassRoots

MassRoots is one of the largest and most active communities of cannabis consumers with over 625,000 users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by CNN, Fox Business, CNBC, Fortune, BBC, Cannabist and the New York Times. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations, the success of events that we are attending, and other information, is based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business, potential partnerships, and our related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, our ability to work with partners of the Company, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including the Post Effective Amendment to our S-1 Registration Statement filed with the SEC on August 11, 2015. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Contact:

Isaac Dietrich
Isaac@MassRoots.com

720.442.0052